UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

State Auto Financial Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

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☐
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This Schedule 14A filing consists of the following communication relating to the proposed acquisition of State Auto Financial Corporation, an Ohio corporation (“STFC”) by Liberty Mutual Holding Company Inc., a Massachusetts mutual holding company (“LMHC”), and proposed merger of STFC with Pymatuning, Inc., an Ohio corporation and wholly-owned indirect subsidiary of LMHC (“Merger Sub I”), pursuant to the terms of an Agreement and Plan of Merger and Combination by and among LHMC, STFC, State Automobile Mutual Insurance Company, an Ohio mutual insurance company (“SAM”), Merger Sub I and Andover, Inc. an Ohio corporation and wholly-owned direct subsidiary of LMHC (“Merger Sub II”), dated as of July 12, 2021.

(i)	Communication from Kim Garland, Senior Vice President of Personal and Commercial Lines of STFC, to associates.

This communication was first used or made available on September 7, 2021.

The August 25th communication referred to in the communication included herein was filed by Liberty Mutual Holding Company Inc. on Form DFAN14A on August 25, 2021.

SVP: Kim Garland
SCP: Sara Fine
Purpose: Update on Transition Progress
Via: Email to all PL/CL associates

Personal Lines and Commercial Lines Associates,

I hope you had a GREAT Labor Day Weekend!

At our August 9th PL/CL All Associate meeting, I told you that I would try to “communicate a lot” during the transition period.  So I wanted to follow up on Jim MacPhee’s note from August 25th.

Here is the latest of what is going on:
•	Aligning and Communicating information on Associate Related Questions
o	Jim’s note covered the following topics:
◾	Benefits and Compensation
◾	Pension Plans
◾	Dress Code and Vacation Policies
◾	Annual Performance Review Process
◾	Impact to Associates on Work Visas

While Jim’s note addressed many of the questions that are out there, I’m sure that it did not answer everything.  If you still have questions, please ask them.  The best way to do this is to do both of the following:
◾
Share your question using the “Submit your question” link on the Hub’s Transition channel (this is to make sure the Transition Office has visibility that there is a question(s) that still need to be answered).

◾	Share your question with your manager (this is to make sure that the PL/CL Leadership Team has visibility into the questions that still need to be answered)

•	The Mechanics of getting the deal closed:
o
The “Definitive Proxy Statement” (which is made available to shareholders in advance of the Shareholder vote on the Transaction) was released on August 27th.  It is available on State Auto’s Investor Relations Web Page under SEC filings and on the Hub’s Transition site.

o	The Shareholder vote has been scheduled. It will take place on September 29th at 11:00 AM
o	The various state regulatory forms and filings required for closing have been filed.

•	The Transition work of preparing to combine our two organizations into one:
o	The Transition Office has been established and is being led on the State Auto side by Lisa Pollard and Kim Jones, and on the Liberty Mutual side by Dan Robinson and Tom Pickering.
o	The work of this office to date has been the following:
◾	The Transition Workstreams have been established (there are 19 of them) and a State Auto Leader and a Liberty Mutual Leader have been identified to lead each workstream.
◾	The two primary PL/CL Workstreams are Product (led by Nick Smith) and Distribution (led by Keith Iler)
o	Workstream kickoff meetings are scheduled to be held Sept 9 and 10th.
o
Hamid Mirza has been named to be the new Head of GRM US (Jim MacPhee’s old role).  It is likely (but I don’t know for sure) that State Auto will report into Hamid post-closing.  I have spent time with Hamid during this process (he is a good dude) and all of my former Safeco friends who are still at Liberty speak very highly of him.  I’m excited for Hamid to learn more about what we have built at State Auto and for our organization to work with him going forward.

I’d like to close with a few things,
•
I continue to be proud of how the PL/CL organization is performing through the transition.  There are a number of things “going on”, but you remain focused on running the company and building a world class P&C Insurer.  THANK YOU!

•
Every single person from Liberty Mutual that I have worked with to date through this process has been “top notch”, both nice and talented.  I thought it was important to share “my early days experience” with the Liberty folks with you.

•
Our 2022 “Challenge Sessions” are being held over the Sept 3 through Sept 15th time period.  As we put together our 2022 plan, it is exciting to both focus on the future and be reminded of what we have built and how far we have come over the past six years.

•
I promised that I would hold a PL/CL All Associate meeting each month during the transition process.  I’ll be setting up the next one for the week of September 13th so that I can share with you what happened during the Transition Workstream Kickoff Meeting.

And after week 1 of College Football, I only have one thing to say…  Florida State is BACK!  Go Noles!

Thanks (for everything),

Kim

Cautionary Notice Regarding Forward-Looking Statements
Except for historical information, all other information in this communication consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and related oral statements State Auto Financial Corporation (“STFC”) may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the transactions may not be satisfied; (2) regulatory approvals required for the transactions may not be obtained, or required regulatory approvals may delay the transactions or result in the imposition of conditions that could have a material adverse effect on Liberty Mutual Holding Company Inc.(“LMHC”), State Automobile Mutual Insurance Company (“SAM”) or STFC or cause the parties to abandon the transactions; (3) uncertainty as to the timing of completion of the transactions; (4) the business of LMHC, SAM or STFC may suffer as a result of uncertainty surrounding the transactions; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (6) risks related to disruption of management’s attention from the ongoing business operations of LMHC, SAM or STFC due to the transactions; (7) the effect of the announcement of the transactions on the relationships of LMHC, SAM or STFC with its clients, operating results and business generally; (8) the outcome of any legal proceedings to the extent initiated against LMHC, SAM or STFC following the announcement of the proposed transaction; and (9) LMHC, SAM or STFC may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in STFC’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of STFC on file with the Securities Exchange Commission (“SEC”).  STFC undertakes no obligation to update or revise any forward-looking statements.

Additional Information and Where to Find It
In connection with the proposed transaction, STFC has filed with the SEC a definitive proxy statement (the “Proxy Statement”) and may file or furnish other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document that STFC may file with the SEC. The Proxy Statement was filed with the SEC and was first mailed to shareholders of STFC on August 27, 2021.  INVESTORS IN AND SECURITY HOLDERS OF STFC ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH OR FURNISHED TO OR WILL BE FILED WITH OR WILL BE FURNISHED TO THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and security holders may obtain free copies of the Proxy Statement  and other documents filed with or furnished to the SEC by STFC (when available) through the web site maintained by the SEC at www.sec.gov or by contacting STFC’s investor relations department.

Participants in the Solicitation
STFC and its directors and executive officers and SAM may be deemed to be participants in the solicitation of proxies from STFC’s shareholders in connection with the proposed transaction.  Information regarding STFC’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in STFC’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Proxy Statement. To the extent holdings of STFC securities by directors or executive officers of STFC have changed since the amounts contained in the Proxy Statement filed with the SEC on August 27, 2021, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph filed with or furnished to the SEC because they will contain important information.